As filed with the Securities and Exchange Commission on February 8, 2000
                                                     Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549
                           _________________________

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                           _________________________
                              DRUGSTORE.COM, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                                        04-3416255
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                    13920 Southeast Eastgate Way, Suite 300
                          Bellevue, Washington  98065
                                (425) 372-3200
                   (Address of Principal Executive Offices)
                          __________________________

                          Beauty.com, Inc. Stock Plan
                           (Full title of the plan)
                          __________________________

                               Peter M. Neupert
                     President and Chief Executive Officer
                              drugstore.com, inc.
                    13920 Southeast Eastgate Way, Suite 300
                          Bellevue, Washington 98065
                                (425) 372-3200
(Name, address and telephone number, including area code, of agent for service)
                          __________________________

                                   Copy to:

                              John J. Cannon, III
                              Shearman & Sterling
                             599 Lexington Avenue
                           New York, New York 10022
                                (212) 848-4000

              (Calculation of Registration Fee on following Page)
                        CALCULATION OF REGISTRATION FEE

 ____________________________________________________________________________________________________________
        Title of               Amount          Proposed Maximum      Proposed Maximum
    Securities to be           to be          Offering Price Per         Aggregate            Amount of
       Registered           Registered(1)          Share(2)          Offering Price(2)     Registration Fee
Common Stock, par value        32,405               $9.68               $313,680.40             $82.81
 $0.0001 per share
_____________________________________________________________________________________________________________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                               EXPLANATORY NOTE

     Pursuant to an Agreement Plan of Merger and Reorganization among the Registrant, DS Sub, Inc. (the "Merger Subsidiary"), Beauty.com, Inc. and Mr. Roger Barnett, dated as of January 6, 2000, the Merger Subsidiary will merge with and into Beauty.com, Inc. and Beauty.com, Inc. will survive as a subsidiary of the Registrant. Each share of Beauty.com, Inc. issued and outstanding as of the effective time of the merger was converted into the right to receive
 .01550504829 of a share of common stock of the Registrant. Shares of stock of the Registrant, rather than shares of Beauty.com, Inc., became issuable under the Beauty.com, Inc. Stock Plan. No additional awards will be made under that plan.

                                    Part I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration
Statement:

          (a) The Registrant's Prospectus filed on July 28, 1999 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 1999.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on May 19, 1999, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          See attached exhibit list.


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           [Signature Pages Follow]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, drugstore.com, inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 8th day of February, 2000.


                                      drugstore.com, inc.
                                      (Registrant)


                                      By: /s/ David Rostov
                                          -------------------------------
                                      David E. Rostov
                                      Vice President, Chief Financial Officer
                                        and Treasurer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Neupert and David E. Rostov, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following in the capacities indicated as of this 8th day of February, 2000.

    SIGNATURE                                      TITLE

/s/ Peter M. Neupert             Chairman of the Board, President, Chief
-------------------------------  Executive Officer and Director (Principal
Peter M. Neupert                 Executive Officer)


/s/ David Rostov                 Vice President, Chief Financial Officer and
-------------------------------  Treasurer (Principal Financial and Accounting
David E. Rostov                  Officer)


/s/ Jeffrey P. Bezos             Director
-------------------------------
Jeffrey P. Bezos


/s/ Brook Byers                  Director
-------------------------------
Brook H. Byers


/s/ L. John Doerr                Director
-------------------------------
L. John Doerr


/s/ Melinda French Gates         Director
-------------------------------
Melinda French Gates


                                 Director
-------------------------------
Mary Sammons


/s/ William D. Savoy             Director
-------------------------------
William D. Savoy


/s/ Howard Schultz               Director
-------------------------------
Howard Schultz

                                 Exhibit Index

 Exhibit No.                    Description of Document
  4.1           Amended and Restated Certificate of Incorporation of
                drugstore.com, inc. (previously filed as exhibit number 3.3 to
                drugstore.com's registration statement on Form S-1 (file number
                333-78813) on July 20, 1999 and incorporated herein by
                reference).

  4.2 By-laws of drugstore.com, inc., as amended to date (previously filed as exhibit number 3.3 to drugstore.com's registration statement on Form S-1 (file number 333-78813) on May 19, 1999 and incorporated herein by reference).

  4.3           Beauty.com, Inc. Stock Plan.

  5. Opinion of Shearman & Sterling, as to the legality of the shares.

  23.1          Consent of Ernst & Young LLP, Independent Auditors.

  23.2          Consent of Shearman & Sterling (contained in Exhibit 5).

  24            Powers of Attorney (included on signature page).